SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 13, 2004

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 13, 2004, the board of directors (the “Board”) of BUCA, Inc. (the “Company”) elected Wallace B. Doolin, President and Chief Executive Officer of the Company, as a Class III Director of the Board, effective December 13, 2004, for an initial term to expire at the annual meeting of shareholders of the Company to be held in 2005. Effective with Mr. Doolin’s appointment as a Class III Director, the Board also elected Mr. Doolin as Chairman of the Board.

Pursuant to the terms of Mr. Doolin’s employment agreement, a copy of which was included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2004, the Company is required, so long as Mr. Doolin is employed as the Company’s President and Chief Executive Officer, to offer Mr. Doolin the position of Chairman of the Board and to take all reasonable action within its control to cause Mr. Doolin to continue to be elected as Chairman of the Board.

Mr. Doolin presently does not serve on any Board committee. The Company has no current plans to appoint Mr. Doolin to a Board committee. Mr. Doolin has not directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Doolin’s appointment as Chairman of the Board, Peter J. Mihajlov resigned as Executive Chairman of the Board, effective December 13, 2004. Mr. Mihajlov remains as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2004	BUCA, INC.
(Registrant)

	By	/s/ Greg A. Gadel
Greg A. Gadel
Executive Vice President, Chief Financial Officer, Treasurer and Secretary